                                                                 Exhibit i.I(2)




                                December 31, 2003


Eclipse Funds, Inc.
51 Madison Avenue
New York, New York 10010

                  Re:  Registration Statement on Form N-1A:
                       1933 Act File No.: 033-36962
                       1940 Act File No.: 811-06175
                       ------------------------------------

Ladies and Gentlemen:


     We have served as special Maryland counsel to Eclipse Funds, Inc., a Maryland corporation (the "Company"), registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with certain matters of Maryland law arising out of the registration and issuance of an indefinite number of shares of various series of common stock, $.01 par value per share ("Common Stock"), of the Company (collectively, the "Shares") listed on Schedule A attached hereto and made a part hereof, all covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement relating to the Shares, substantially in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Eclipse Funds, Inc.
December 31, 2003
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     5. Resolutions adopted by the Board of Directors of the Company (the "Resolutions") relating to the authorization of the issuance of the Shares at net asset value in a continuous public offering, certified as of a recent date by an officer of the Company;

     6. A certificate executed by an officer of the Company, dated as of a recent date; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Eclipse Funds, Inc.
December 31, 2003
Page 3


     2. The issuance of the Shares has been duly authorized and (assuming that, upon any issuance of the Shares, the total number of shares of each series and class of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock of such series and class that the Company is then authorized to issue under the Charter), when and if delivered against payment of net asset value therefor in accordance with the Resolutions, the Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after a recent date or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                     Very truly yours,

                                                     /s/ Venable LLP

                      Schedule A to Opinion of Venable LLP
                      ------------------------------------


                  Name of Series                        Class
                  --------------                        -----

MainStay Intermediate Term Bond Fund                      A
MainStay Intermediate Term Bond Fund                      B
MainStay Intermediate Term Bond Fund                      C
MainStay Indexed Bond Fund                                A
MainStay Indexed Bond Fund                                B
MainStay Indexed Bond Fund                                C
MainStay S&P 500 Index Fund                               A
MainStay S&P 500 Index Fund                               B
MainStay S&P 500 Index Fund                               C
MainStay Asset Manager Fund                               A
MainStay Asset Manager Fund                               B
MainStay Asset Manager Fund                               C
MainStay Short Term Bond Fund                             A
MainStay Short Term Bond Fund                             B
MainStay Short Term Bond Fund                             C
MainStay All Cap Value Fund                               A
MainStay All Cap Value Fund                               B
MainStay All Cap Value Fund                               C
MainStay All Cap Growth Fund                              A
MainStay All Cap Growth Fund                              B
MainStay All Cap Growth Fund                              C
MainStay Mid Cap Core Fund                                A
MainStay Mid Cap Core Fund                                B
MainStay Mid Cap Core Fund                                C